UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2014
Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Compensation
The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2013 and certain other executive officers of the Company.
On February 25, 2014, the Committee approved incentive payouts for 2013, merit increases in base salaries and determined performance measures and target incentive payouts for 2014 for the named executive officers and other executive officers.
The Committee reviewed the financial performance of the Company in 2013 against the Company’s Senior Executive Short-Term Incentive Plan (the “STIP”) for fiscal year 2013. Based upon the financial performance of the Company in 2013 and individual performances of the executives, the Committee approved the payments below in accordance with the 2013 STIP. The financial performance in 2013 exceeded both of the minimum financial threshholds in the 2013 STIP, but were below the targets set by the Committee.

Name and Title	2013 STIP Payout
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$455,894
Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President	$219,402
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Senior Vice President-Europe	$246,562
Angelo P. Lopresti, General Counsel, Secretary and Senior Vice President	$209,405
Alexander Ovtchinnikov, Ph.D., Senior Vice President-Components	$203,593
In accordance with the employment agreements with such executive officers, the Committee annually reviews each executive's performance and base salary in light of comparable data from peer companies and other high-tech publicly held companies, and the Company’s performance and growth. As a result, the Committee determined to increase the salaries as set forth below. The table sets forth the base salaries for 2014 for each named executive officer:

Name and Title	Old Base Salary	New Base Salary
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$542,800	$559,084
Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President	$391,834	$411,426
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Senior Vice President-Europe	€325,844	€335,626
Angelo P. Lopresti, General Counsel, Secretary and Senior Vice President	$373,980	$385,199
Alexander Ovtchinnikov, Ph.D., Senior Vice President-Components	$363,600	$374,508
On February 25, 2014, the Committee approved annual targets and incentive payouts for the named executive officers and other executive officers for fiscal year 2014 under the STIP. The Committee identified two financial performance measures: net sales and adjusted EBIT (excluding equity-based compensation expenses and expenses for unbudgeted litigation), each as determined under the STIP, and assigned a 50% weighting factor to each financial performance goal. The Committee chose to focus on revenue growth and pretax profits so that our executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profits.
The Chief Executive Officer can receive a cash incentive payment ranging from 18.8% to 112.5% of his base salary, and other participants in the STIP can receive a cash incentive payment ranging from 12.5% to 75.0% of their respective base salaries, based upon achievement of the minimum to maximum objectives for both financial performance measures. If the financial performance exceeds one or more of the maximum objectives, the incentive payments to the executive would increase as determined by linear interpolation, subject to limits on payouts discussed below. Consistent with our pay-for-performance philosophy, no cash incentive payments would be made if the minimum financial objectives established by the Compensation Committee in 2014 are not met.
The Chief Executive Officer and the other Named Executive Officers are also eligible to receive awards of up to 25.0% and 16.7%, respectively, of their base salaries under the STIP in 2014 based upon their respective individual performances. The individual goals and objectives for the Chief Executive Officer include additional operational and strategic targets.
The overall target award (including both financial and individual performance measures) for the Chief Executive Officer is 100.0% of his base salary and 66.7% of the respective base salaries for the other participants. The financial objectives are the same for all executive officers. The maximum possible payouts under the STIP for both financial and individual performance measures are 225.0% of the target award for the Named Executive Officers.
The Committee may make adjustments to our overall corporate performance goals and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation or changes in accounting or taxation standards. These adjustments also may exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions or divestitures.
The Committee also granted to the named executive officers and other executive officers non-qualified stock options and restricted stock units under the 2006 Incentive Compensation Plan, as amended. The stock options have an exercise price equal to $71.77 per share and expire on February 27, 2024. The stock options and restricted stock units vest in one installment on March 1, 2018. The table below sets forth the stock options and restricted stock units granted for each named executive officer:

Name and Title	Stock Options	Restricted Stock Units
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	—	—
Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President	14,200	2,200
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Senior Vice President-Europe	13,000	2,000
Angelo P. Lopresti, General Counsel, Secretary and Senior Vice President	11,000	1,800
Alexander Ovtchinnikov, Ph.D., Senior Vice President-Components	12,000	1,900

Historically, the Chief Executive Officer has not received annual grants of stock options or restricted stock units because, as the Company’s founder and the holder of a large number of common stock of the Company, he has the perspective of an owner with a significant financial stake in the Company.
Director Compensation
The Board of Directors approved amendments to the IPG Photonics Non-Employee Director Compensation Plan on February 25, 2014. The material amendments include: (a) a change in the initial equity grant to new directors from 18,750 stock options and 3,125 restricted stock units currently to a dollar value grant of $250,000 in stock options and $250,000 in restricted stock units vesting over four years, (b) the elimination of the current grant of additional equity compensation to the Presiding Independent Director, (c) an increase in cash retainer for all committee members and chairs by $2,500, except that the cash retainer of the chair of the Nominating and Corporate Governance Committee will increase by $5,000 and (d) the pro-ration of the first annual equity grant to new directors based upon the date of their initial election to the Board. The changes to the Non-Employee Director Compensation Plan are effective June 4, 2014.
The foregoing descriptions of the amendments to the IPG Photonics Amended and Restated Non-Employee Director Compensation Plan do not purport to be complete and are qualified in their entirety by reference to the IPG Photonics Corporation Amended and Restated Non-Employee Director Compensation Plan, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05	Amendments to the Code of Ethics, or Waiver of a Provision of the Code of Ethics
On February 25, 2014, the Board of Directors approved amendments to the Company's Code of Conduct, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events
Amendment of Credit Facility Agreement
IPG Laser GmbH amended its existing unsecured revolving line of credit (“Credit Facility Agreement”) with Deutsche Bank AG (“Deutsche Bank”) to re-allocate the credit among IPG Laser GmbH, our German subsidiary ("IPG Laser") and certain of its subsidiaries. The current line of credit with Deutsche Bank expires June 30, 2014 and provides credit up to Euro 20.0 million. Under the amended Credit Facility Agreement, up to Euro 15.0 million will be available to our Russian subsidiary, up to Euro 3.5 million will be available to IPG Laser, and up to Euro 1.5 million will be available to our Italian subsidiary. Borrowings under the amended Credit Facility Agreement continue to be guaranteed by the Company and IPG Laser GmbH.
The foregoing descriptions of the amendment to Credit Facility Agreement, amended Guarantee and amended Enclosure 1 do not purport to be complete and are qualified in their entirety by reference to the Amendment 1 to Credit Facility Agreement, Guarantee and Enclosure 1 by and among IPG Laser, the Registrant and Deutsche Bank, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Rule 10b-5 Trading Plan
Certain directors and officers of the Company adopt from time to time pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.
The Plan adopted by Mr. Trevor Ness provides for the sale of up to a total of 10,000 shares over a period ending March 2015, unless terminated sooner in certain circumstances. Of these shares, 10,000 shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
The Company does not undertake to report Plans that may be adopted by any directors or officers of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

Item 9.01	Financial Statements and Exhibits

10.1	IPG Photonics Corporation Amended and Restated Non-Employee Director Compensation Plan, as amended.

10.2	Amendment 1 to Credit Facility Agreement between IPG Laser GmbH and Deutsche Bank AG, dated February 25, 2014.

10.3    Guarantee of the Registrant to Deutsche Bank AG, dated February 25, 2014.

10.4    Enclosure 1 to Guarantee to Deutsche Bank AG, dated February 25, 2014.

14.1    Code of Conduct.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
March 4, 2014	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary